News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

CROWN HOLDINGS REPORTS SECOND QUARTER 2013 RESULTS

Philadelphia, PA - July 17, 2013. Crown Holdings, Inc. (NYSE: CCK) today announced its financial results for the second quarter ended June 30, 2013.

Second Quarter Highlights

•	Income per diluted share $0.93; Before Certain Items $0.96

•	4.4 million shares repurchased in the quarter

•	Global beverage can volumes up 3% in Q2, 5% YTD

•	New plants in Danang, Vietnam and Bangkok, Thailand commercialized in second quarter

Net sales in the second quarter grew to $2,223 million compared to $2,184 million in the second quarter of 2012, primarily due to increased global beverage and food can unit sales offset by the pass-through of lower raw material costs.

Second quarter gross profit improved to $375 million compared to $340 million in the 2012 second quarter, primarily due to increased beverage can sales volumes and lower depreciation expense.

Selling and administrative expense increased to $102 million in the second quarter compared to $90 million in the prior year second quarter and included a charge of $11 million to record a reserve against a portion of the outstanding receivable balance due from a European food can customer.

Segment income (a non-GAAP measure defined by the Company as gross profit less selling and administrative expense) rose to $273 million in the second quarter compared to $250 million in the second quarter of 2012 primarily due to improved gross profit, partially offset by the receivable reserve discussed above. Lower corporate expense includes $6 million of lower pension expense.

Commenting on the quarter, John W. Conway, Chairman and Chief Executive Officer, stated, “Our performance in the quarter was in line with our expectations and we remain on track for another successful year. We continue to benefit from our beverage can capacity expansions targeted at the most promising growth markets. During the second quarter we began commercial production at new beverage can plants in Danang, Vietnam and Bangkok, Thailand and last week began production at our new plant in Sihanoukville, Cambodia.”

Interest expense in the second quarter was $61 million compared to $55 million in the second quarter of 2012 primarily due to higher average debt outstanding.

Net income attributable to Crown Holdings in the second quarter was $133 million compared to $134 million in the second quarter last year. Income per diluted share increased to $0.93 in the second quarter compared to $0.89 in the second quarter of 2012. Net income per diluted share before certain items increased to $0.96 over the $0.84 in the second quarter of 2012.

A reconciliation from net income and income per diluted share to net income before certain items and income per diluted share before certain items is provided below.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

During the second quarter, the Company repurchased 4.4 million shares of its outstanding common stock for $188 million through open market purchases.

Six Month Results
Net sales for the first six months of 2013 were $4,196 million compared to $4,131 million in the first six months of 2012, reflecting increased global beverage can volumes partially offset by the pass-through of lower raw material costs.

Gross profit for the six month period improved to $674 million compared to $627 million in the first six months of 2012. The increase in gross profit primarily reflects increased beverage can sales and lower depreciation expense.

Selling and administrative expense for the six month period was $206 million compared to $196 million for the same 2012 period and includes a charge of $11 million for the receivable reserve discussed above.

Segment income in the first half of 2013 grew to $468 million from the $431 million in the first six months of 2012 primarily due to improved gross profit. Lower corporate expense includes $11 million of lower pension expense.

Interest expense for the first six months of 2013 was $121 million compared to $113 million in the same period of 2012, reflecting higher average debt outstanding.

Net income attributable to Crown Holdings for the first six months of 2013 was $174 million compared to $203 million in the first six months of 2012. Income per diluted share for the first six months of 2013 was $1.21 compared to $1.35 in the first half of last year. Net income per diluted share before certain items increased to $1.46 over the $1.30 in 2012.

Non-GAAP Measures
Segment income and free cash flow are not defined terms under U.S. generally accepted accounting principles (non-GAAP measures). In addition, the information presented regarding net income before certain items and income per diluted share before certain items does not conform to U.S. GAAP and includes non-GAAP measures. Non-GAAP measures should not be considered in isolation or as a substitute for net income, income per diluted share or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to calculations of similarly titled measures by other companies.

The Company views segment income and free cash flow as the principal measures of performance of its operations and for the allocation of resources. Free cash flow has certain limitations, however, including that it does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. The Company believes that net income before certain items and income per diluted share before certain items can be used to evaluate the Company's operations. Segment income, free cash flow, net income before certain items and income per diluted share before certain items are derived from the Company's Consolidated Statements of Operations and Cash Flows, as applicable, and reconciliations to segment income, free cash flow, net income before certain items and income per diluted share before certain items can be found within this release.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Conference Call
The Company will hold a conference call tomorrow, July 18, 2013 at 9:00 a.m. (EDT) to discuss this news release. Forward-looking and other material information may be discussed on the conference call. The dial-in numbers for the conference call are (212) 519-0813 or toll-free (888) 994-8798 and the access password is “packaging.” A live webcast of the call will be made available to the public on the internet at the Company's web site, www.crowncork.com. A replay of the conference call will be available for a one-week period ending at midnight on July 25. The telephone numbers for the replay are (203) 369-1497 or toll free (866) 470-8797.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, all other information in this press release consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the Company's ability to collect any or all of the outstanding receivable balance due from a European food can customer, the level of future customer demand for the Company's products in emerging and developed markets and the Company's ability to successfully commercialize new production capacity in Vietnam, Thailand and Cambodia, and to conservatively and effectively deploy capital in the Company's emerging market expansion program that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of the Company to differ are discussed under the caption "Forward Looking Statements" in the Company's Form 10-K Annual Report for the year ended December 31, 2012 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Crown Holdings, Inc., through its subsidiaries, is a leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, Pennsylvania.

For more information, contact:
Thomas A. Kelly, Senior Vice President and Chief Financial Officer, (215) 698-5341, or
Edward Bisno, Bisno Communications, (212) 717-7578.

Unaudited Consolidated Statements of Operations, Balance Sheets, Statements of Cash Flows, Segment Information and Supplemental Data follow.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Statements of Operations (Unaudited)
(in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$2,223	$2,184	$4,196	$4,131
Cost of products sold	1,818	1,799	3,458	3,417
Depreciation and amortization	30	45	64	87
Gross profit (1)	375	340	674	627
Selling and administrative expense	102	90	206	196
Provision for restructuring	4	3	8	3
Asset impairments and sales	—	(10)	—	(10)
Loss from early extinguishment of debt	—	—	38	—
Interest expense	61	55	121	113
Interest income	(1)	(1)	(3)	(3)
Foreign exchange	—	(5)	2	(2)
Income before income taxes	209	208	302	330
Provision for income taxes	55	51	79	83
Equity earnings	1	—	(1)	—
Net income	155	157	222	247
Net income attributable to noncontrolling interests	(22)	(23)	(48)	(44)
Net income attributable to Crown Holdings	$133	$134	$174	$203
Earnings per share attributable to Crown Holdings common shareholders:
Basic	$0.94	$0.91	$1.23	$1.37
Diluted	$0.93	$0.89	$1.21	$1.35

Weighted average common shares outstanding:
Basic	141,162,008	147,982,915	141,829,828	147,898,294
Diluted	142,542,010	150,451,173	143,335,468	150,348,434
Actual common shares outstanding	140,789,829	148,907,165	140,789,829	148,907,165

(1)	A reconciliation from gross profit to segment income follows.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Supplemental Financial Data (Unaudited)
(in millions)

Reconciliation from Gross Profit to Segment Income
The Company views segment income, as defined below, as a principal measure of performance of its operations and for the allocation of resources. Segment income is defined by the Company as gross profit less selling and administrative expense. A reconciliation from gross profit to segment income for the three and six months ended June 30, 2013 and 2012 follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Gross profit	$375	$340	$674	$627
Selling and administrative expense	102	90	206	196
Segment income	$273	$250	$468	$431

Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2013	2012	2013	2012

Americas Beverage	$582	$593	$1,134	$1,127
North America Food	206	213	403	413
European Beverage	492	472	863	834
European Food	430	434	806	836
Asia Pacific	301	249	577	474
Total reportable segments	2,011	1,961	3,783	3,684
Non-reportable segments	212	223	413	447
Total net sales	$2,223	$2,184	$4,196	$4,131

Segment Income

Americas Beverage	$85	$78	$161	$147
North America Food	41	41	72	73
European Beverage	78	64	129	106
European Food	39	47	71	87
Asia Pacific	35	35	68	66
Total reportable segments	278	265	501	479
Non-reportable segments	31	29	53	52
Corporate and other unallocated items	(36)	(44)	(86)	(100)
Total segment income	$273	$250	$468	$431

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Supplemental Data (Unaudited)
(in millions, except per share data)

Reconciliation from Net Income and Income Per Diluted Common Share to Net Income before Certain Items and Income Per Diluted Common Share before Certain Items

The following table reconciles reported net income and diluted earnings per share attributable to the Company to net income before certain items and income per diluted common share before certain items, as used elsewhere in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income attributable to Crown Holdings, as reported	$133	$134	$174	$203
Items, net of tax:
Provision for restructuring (1)	4	2	7	2
Asset impairments and sales (2)	—	(10)	—	(10)
Loss from early extinguishment of debt (3)	—	—	28	—
Net income before the above items	$137	$126	$209	$195

Income per diluted common share as reported	$0.93	$0.89	$1.21	$1.35
Income per diluted common share before the above items	$0.96	$0.84	$1.46	$1.30

Effective tax rate as reported	26.3%	24.5%	26.2%	25.2%
Effective tax rate before the above items	25.8%	25.9%	25.9%	26.0%

Net income before certain items, income per diluted common share before certain items and the effective tax rate before certain items are non-GAAP measures and are not meant to be considered in isolation or as a substitute for net income, income per diluted common share and effective tax rates determined in accordance with U.S. GAAP. The Company believes these non-GAAP measures provide useful information to evaluate the performance of the Company's ongoing business.

(1)
In the second quarter and first six months of 2013, the Company recorded restructuring charges of $4 million ($4 million, net of tax or $0.03 per diluted share) and $8 million ($7 million, net of tax or $0.05 per diluted share) for costs related to previously announced restructuring actions. In the second quarter of 2012, the Company recorded restructuring charges of $3 million ($2 million, net of tax or $0.01 per diluted share) in the Americas and Europe.

(2)
In the second quarter of 2012, the Company recorded gains on asset sales of $10 million ($10 million, net of tax or $0.06 per diluted share) primarily related to insurance proceeds received for property damage incurred in the 2011 flooding in Thailand.

(3)
In the first quarter of 2013, the Company recorded a charge of $38 million ($28 million, net of tax, or $0.20 per diluted share) for premiums paid and the write off of deferred financing fees in connection with the redemption of its outstanding $400 million senior secured notes due 2017 and repayment of $500 million of indebtedness under its senior secured term loan facilities.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Balance Sheets (Condensed & Unaudited)
(in millions)

June 30,	2013	2012
Assets
Current assets
Cash and cash equivalents	$227	$230
Receivables, net	1,302	1,194
Inventories	1,424	1,272
Prepaid expenses and other current assets	219	213
Total current assets	3,172	2,909

Goodwill	1,944	1,944
Property, plant and equipment, net	2,018	1,800
Other non-current assets	735	571
Total	$7,869	$7,224

Liabilities and equity
Current liabilities
Short-term debt	$286	$185
Current maturities of long-term debt	168	113
Accounts payable and accrued liabilities	2,177	1,979
Total current liabilities	2,631	2,277

Long-term debt, excluding current maturities	3,672	3,493
Other non-current liabilities	1,441	1,443

Noncontrolling interests	286	238
Crown Holdings shareholders' deficit	(161)	(227)
Total equity	125	11
Total	$7,869	$7,224

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

CONSOLIDATED STATEMENTS OF CASH FLOWS (Condensed & Unaudited)
(in millions)

Six months ended June 30,	2013	2012

Cash flows from operating activities
Net income	$222	$247
Depreciation and amortization	64	87
Provision for restructuring	8	3
Asset impairments and sales	—	(10)
Pension expense	39	49
Pension contributions	(43)	(51)
Stock-based compensation	12	12
Working capital changes and other	(553)	(553)
Net cash used for operating activities (A)	(251)	(216)

Cash flows from investing activities
Capital expenditures	(124)	(139)
Insurance proceeds	8	23
Proceeds from sale of assets	5	2
Other	(5)	(14)
Net cash used for investing activities	(116)	(128)

Cash flows from financing activities
Net change in debt	479	284
Common stock repurchased	(194)	(7)
Dividends paid to noncontrolling interests	(35)	(38)
Other, net	(1)	(1)
Net cash provided by financing activities	249	238

Effect of exchange rate changes on cash and cash equivalents	(5)	(6)

Net change in cash and cash equivalents	(123)	(112)
Cash and cash equivalents at January 1	350	342

Cash and cash equivalents at June 30	$227	$230

(A)	Free cash flow is defined by the Company as net cash provided by/used for operating activities less capital expenditures.
A reconciliation from net cash provided by/used for operating activities to free cash flow for the three and six months ended June 30, 2013 and 2012 follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net cash provided by/(used for) operating activities	$181	$173	$(251)	$(216)
Premiums paid to retire debt early	—	—	23	—
Adjusted net cash provided by/(used for) operating activities	181	173	(228)	(216)
Capital expenditures	(61)	(77)	(124)	(139)
Insurance proceeds from Thailand flooding	—	—	8	23
Free cash flow	$120	$96	$(344)	$(332)